UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2020

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, MA	01801
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	NUROW
Warrants to Purchase Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

On March 4, 2020, NeuroMetrix, Inc. (the “Company”) reported that it had reached a settlement with the Federal Trade Commission (the “Commission”) of the previously reported investigation initiated in 2017 regarding compliance of the Company’s representations about its Quell® product with Sections 5 and 12 of the Federal Trade Commission Act. The defendants, Dr. Shai Gozani, NeuroMetrix, Inc. President and Chief Executive Officer, and the Company, did not admit any of the allegations in the Commission’s proposed complaint. In the settlement, Dr. Gozani and the Company have agreed to certain modifications of Quell advertising claims. Further, Dr. Gozani and the Company have agreed to pay to the Commission Four Million Dollars ($4,000,000), and the Company also pledged to pay to the Commission future commercial milestone payments received pursuant to a collaboration agreement with a third party. The settlement has been signed and entered by the United States District Court for the District of Massachusetts. The Company is pleased to have resolved this matter and looks forward to continuing to provide Quell technology to individuals suffering from chronic pain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: March 4, 2020    By:    /s/ Thomas T. Higgins
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer